Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 333-189144 and 333-117656) related to the 2013 Stock Incentive Plan (formerly known as the 2004 Stock Incentive Plan) of Omega Healthcare Investors, Inc.;
(2)	Registration Statement (Form S-3 No. 333-187037) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.; and
(3)	Registration Statement (Form S-3 No. 333-179795), an unallocated universal registration statement;

of our reports dated February 11, 2014, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) of Omega Healthcare Investors, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 11, 2014